Exhibit 10.6

Credit Facility Agreement No. 12.2.0434.1, dated June 12, 2012 and as amended on June 22, 2020, May 7, 2021, and July 15, 2026, between Banco Nacional de Desenvolvimento Econômico e Social - BNDES, Wilson Sons Offshore S.A. (now known as Tidewater do Brasil S.A.), and Wilson Sons S.A.

The original loan agreement and its amendments are in Portuguese. What follows is an English translation of each document, arranged in the order shown in the Table of Contents below.

Table of Contents

Credit Facility Agreement No. 12.2.0434.1, dated June 12, 2012	2
Amendment No. 1 to Credit Facility Agreement No. 12.2.0434.1, dated June 22, 2020	11
Amendment No. 2 to Credit Facility Agreement No. 12.2.0434.1, dated May 7, 2021	15
Amendment No. 3 to Credit Facility Agreement No. 12.2.0434.1, dated July 15, 2026	19

DEED OF CREDIT FACILITY FINANCING AGREEMENT No. 12.2.0434.1 AND AMENDMENT No. 2 TO FINANCING AGREEMENT No. 07.2.0417.1, ENTERED INTO BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES AND WILSON, SONS OFFSHORE S/A, WITH THE INTERVENTION OF A THIRD PARTY, AS FOLLOWS:

LET IT BE KNOWN to all who see this instrument that in the year two thousand and twelve (2012), on the twelfth (12th) day of the month of June, in this city of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil, I, ELIANA MURCE PEREIRA, Substitute Notary of the Notary's Office and Registry of Maritime Contracts, headquartered at Rua do Acre, No. 28, Ground Floor and Mezzanine, in this city, enrolled with the CNPJ under No. 27.194.133/0001-00, appeared by invitation at Avenida República do Chile No. 100, Centro - RJ;

there appeared the parties, mutually agreed and contracted: on one side, as First Contracting Party, BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, in its capacity as Financial Agent of the Merchant Marine Fund – FMM, herein referred to simply as BNDES, a federal public company, headquartered in Brasília, Federal District, and providing services in this City, at Avenida República do Chile No. 100, enrolled with the CNPJ under No. 33.657.248/0001-89, represented herein by its Vice-President, Mr. JOÃO CARLOS FERRAZ, [*****], enrolled with the CPF under No. [*****]; and by its Director, Mr. ROBERTO ZURLI MACHADO, [*****], enrolled with the CPF under No. [*****], both with business address at [*****];

and, on the other side, as Second Contracting Party, WILSON, SONS OFFSHORE S/A, hereinafter referred to as BENEFICIARY, a corporation, headquartered in the city of Rio de Janeiro - RJ, at Avenida Rio Branco No. 25, 6th floor, Centro, enrolled with the CNPJ under No. 08.376.900/0001-40, represented herein by its Chief Executive Officer, Mr. ARNALDO CALBUCCI FILHO, [*****], enrolled with the CPF under No. [*****], and by its Executive Director, Mr. LUÍS GUSTAVO BUENO MACHADO, [*****], enrolled with the CPF under No. [*****], both with business address at [*****];

also appearing as INTERVENING PARTY: WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., hereinafter referred to as INTERVENING PARTY, headquartered at Avenida Rio Branco No. 25, 5th floor (part), Centro, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled with the CNPJ under No. 33.130.691/0001-05, represented herein by its Director, Mr. ARNALDO CALBUCCI FILHO, qualified above, and its Administrative and Financial Director, Mr. FELIPE GUTTERRES RAMELLA, [*****], enrolled with the CPF under No. [*****], with business address at [*****]; The present individuals identified as themselves by me, Substitute Clerk, and by the documentation presented, whereof I certify; have mutually agreed and contracted as set forth in the following clauses, and mutually agree to amend Credit Facility Financing Agreement No. 07.2.0417.1, hereinafter designated Agreement No. 07.2.0417.1, entered into between the BENEFICIARY and BNDES, on August 31, 2007, by public deed drawn up by the Notary's Office and Registry of Maritime Contracts, in Book 0242, Page 059, and its Amendment No. 1, entered into on May 16, 2011, by public deed drawn up at the Notary's Office and Registry of Maritime Contracts, in Book No. 0283, Page 116, of which this instrument becomes an integral part, for all legal purposes and effects, under the following clauses:

CLAUSE ONE – NATURE, VALUE AND PURPOSE OF THE AGREEMENT

BNDES grants to the BENEFICIARY, under this Agreement, a credit in the amount of R$ 6,564,866.98 (six million, five hundred sixty-four thousand, eight hundred sixty-six reais and ninety-eight centavos), to be provided with resources from the Merchant Marine Fund – FMM, subject to the provisions of the Second Paragraph of Clause Two, intended for the supplementation of resources for the acquisition of the vessel identified by hull "WS-103", described and characterized in the Sole Paragraph of this Clause.

SOLE PARAGRAPH: The credit now opened is intended for the supplementation of resources for the acquisition, by the BENEFICIARY, of one vessel, with the following basic characteristics:

Hull "WS-103":

a) gross tonnage: 4,100 t;

b) total length: 87.45 meters;

c) molded breadth: 16.00 meters;

d) molded depth: 7.50 meters;

e) draft: 6.00 meters;

f) construction material: Steel.

CLAUSE TWO – AVAILABILITY OF THE CREDIT

The credit shall be made available to the BENEFICIARY in installments, according to the needs for carrying out the project, respecting, in any case, the budgetary availability and the financial schedule of the Merchant Marine Fund – FMM, as well as the rules governing credit to bodies and entities of the public sector, issued by the competent authorities.

FIRST PARAGRAPH: Resources for this operation shall be made available to the BENEFICIARY by crediting a non-transferable current account opened in its name at BNDES, linked to this operation, in which shall also be made, at the time of release, the debits determined by law and those contractually authorized by the BENEFICIARY, the remaining total balance of the resources of which shall be immediately transferred to current account No. [*****], held by the BENEFICIARY at Banco Itaú S.A. (No. [*****]), branch No. [*****].

SECOND PARAGRAPH: The amount of each installment of the credit to be made available to the BENEFICIARY shall be calculated according to the criterion established in the law that instituted the Long Term Interest Rate – TJLP for determining the outstanding balances of financings contracted by the BNDES System up to November 30, 1994.

CLAUSE THREE – INTEREST

On the principal of the BENEFICIARY's debt, interest of 2.64% (two point sixty-four percent) per year shall apply (as remuneration).

SOLE PARAGRAPH: Interest shall be calculated daily on the outstanding balance, updated under the terms of Clause Six, due monthly from July 10, 2012 inclusive, together with the principal amortization installments, and upon maturity or settlement of this Agreement, subject to the provisions of Clause Twenty-One.

CLAUSE FOUR – CREDIT RESERVATION CHARGE

The BENEFICIARY shall pay BNDES a Commitment Fee of 0.1% (one-tenth percent), billable for a period of 30 (thirty) days, or part thereof, and levied on:

I - the unused balance of each credit installment, from the day immediately following its availability until the date of use, when its payment shall become due; and

II - the unused balance of the credit, from the day immediately following its availability until the date of cancellation, carried out at the BENEFICIARY's request, or on BNDES's own initiative, and whose payment shall become due on the date of the request, or of BNDES's decision, as the case may be.

SOLE PARAGRAPH: The incidence of the charge referred to in items I and II above shall occur in the case of establishing a resource availability schedule.

CLAUSE FIVE – PROCESSING AND COLLECTION OF THE DEBT

The collection of principal and charges shall be made by means of a Collection Notice issued by BNDES in advance, for the BENEFICIARY to settle those obligations on their due dates.

FIRST PARAGRAPH: As the debt is subject to daily update, under the terms of Clause Six, the Collection Notice referred to in this Clause shall be issued by BNDES indicating a reference value in US dollars, the exchange rate for which must be obtained from the Collections Department of the Financial Area of BNDES – AF/DECOB, or on the official BNDES portal on the Internet ("http://www.bndes.gov.br/SiteBNDES/bndes/bndes _pt/Ferramentas_e_Normas/Moedas_Contratuais"), and the payment amount, due in local currency, shall be determined by the respective exchange rate valid for the day of effective payment.

SECOND PARAGRAPH: The non-receipt of the Collection Notice shall not exempt the BENEFICIARY from the obligation to pay the principal installments and charges on the dates established in this Agreement.

THIRD PARAGRAPH: BNDES shall make available to the BENEFICIARY the information, data, and calculations used as a basis for determining the amounts due.

CLAUSE SIX – UPDATE OF THE DEBT AMOUNT

The outstanding balance of the BENEFICIARY, including principal, compensatory and default interest, other expenses, fees, and other agreed charges, shall be updated daily by the variation index of the US dollar exchange rate, for sale, disclosed by the Central Bank of Brazil through transaction PTAX 800, option 5 – quotes for accounting, of the Central Bank Information System – SISBACEN.

SOLE PARAGRAPH: For the purposes of the caput, on a day when there is no official quotation, the quotation of the immediately preceding day shall be considered.

CLAUSE SEVEN – AMORTIZATION

The principal of the debt arising from this Agreement must be paid to BNDES in 182 (one hundred and eighty-two) successive monthly installments, each one in the amount of the outstanding principal of the debt, updated under the terms of Clause Six, divided by the number of amortization installments still due, with the first installment falling due on July 10, 2012, subject to the provisions of Clause Twenty-One, and the BENEFICIARY undertakes to settle, with the last installment, on August 10, 2027, all obligations arising from this Agreement.

CLAUSE EIGHT – TRANSACTION GUARANTEE

To secure the payment of any obligations arising from this Agreement, such as principal debt, interest, fees, conventional penalty, fines, and expenses, the parties agree to dissolve the fiduciary ownership that affects the vessel described in the Sole Paragraph of Clause One of this Agreement, established as guarantee for the obligations assumed in Agreement No. 07.2.0417.1, the main terms and conditions of which are described in Clause Twenty-Two of this Agreement, releasing the depositary appointed in accordance with Clause Ten of Agreement No. 07.2.0417.1. In this same act, the BENEFICIARY grants to BNDES the fiduciary ownership of the vessel described in the Sole Paragraph of Clause One of this Agreement, under the terms of article 66-B of Law 4,728, of July 14, 1965, and, where applicable, of the Civil Code, with the basic characteristics and identification set forth in that Clause, with a construction price, on September 30, 2010, of R$ 63,570,725.60 (sixty-three million, five hundred seventy thousand, seven hundred twenty-five reais and sixty centavos), equivalent to US$ 37,278,323.81 (thirty-seven million, two hundred seventy-eight thousand, three hundred twenty-three United States dollars and eighty-one cents), considering the selling rate of the US Dollar of 1 US$ = R$ 1.705300 of September 30, 2010 (base date for the issuance of the vessel's sales invoice), to secure the payment of any obligations arising from this Agreement and from Agreement No. 07.2.0417.1, such as principal debt, interest, fees, conventional penalty, fines, and expenses, thus sharing the real guarantee between both agreements.

FIRST PARAGRAPH: The BENEFICIARY declares that the asset mentioned in the caput of this Clause is free and clear of any encumbrances, including tax liens, except those intended for the guarantee of Agreement No. 07.2.0417.1.

SECOND PARAGRAPH: BNDES authorizes the Director of the Registry Division of the Maritime Court to only cancel the encumbrance registration of enrollment No. 03075, relating to the fiduciary ownership referred to in the caput of this Clause, provided that, immediately thereafter, the registration of the fiduciary ownership that falls upon the same vessel, established as guarantee within the scope of this Agreement and Agreement No. 07.2.0417.1, is promoted.

THIRD PARAGRAPH: BNDES reserves the right to request a reassessment of the encumbered assets, should there occur, in its judgment, a depreciation of the guarantee.

FOURTH PARAGRAPH: For the purposes of article 14, item II, of Law No. 7,652, of February 3, 1988, the BENEFICIARY declares that the vessel mentioned in the caput of this Clause is duly insured.

FIFTH PARAGRAPH: The value of the real guarantee, according to BNDES's valuation criteria, must correspond to at least 110% (one hundred and ten percent) of the value of the debt.

CLAUSE NINE – CHANGE TO THE LEGAL CRITERION FOR UPDATE OR REMUNERATION OF RESOURCES ORIGINATING FROM THE MERCHANT MARINE FUND

In the event that the indexation or remuneration criteria for financing operations using funds from the Merchant Marine Fund – FMM, carried out by BNDES in its capacity as Financial Agent for said Fund, are replaced, the indexation provided for in Clause Six or the remuneration provided for in Clause Three may be effected using the new criteria established by the competent authority for the indexation or remuneration of the aforementioned operations. In that case, BNDES shall communicate the change in writing to the BENEFICIARY.

CLAUSE TEN – SPECIAL OBLIGATIONS OF THE BENEFICIARY

The BENEFICIARY is obliged to:

I - comply, where applicable, until the final settlement of the debt arising from this Agreement, with the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", approved by Resolution No. 665, of December 10, 1987, partially amended by Resolution No. 775, of December 16, 1991, by Resolution No. 863, of March 11, 1996, by Resolution No. 878, of September 4, 1996, by Resolution No. 894, of March 6, 1997, by Resolution No. 927, of April 1, 1998, by Resolution No. 976, of September 24, 2001, by Resolution No. 1,571, of March 4, 2008, by Resolution No. 1,832, of September 15, 2009, by Resolution No. 2,078, of March 15, 2011, by Resolution No. 2,139, of August 30, 2011, and by Resolution No. 2,181, of November 8, 2011, all from the Board of Directors of BNDES, published in the Official Gazette of the Union (Section I), of December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001, March 25, 2008, November 6, 2009, April 4, 2011, September 13, 2011, and November 17, 2011, respectively, a copy of which is delivered, in this act, to the BENEFICIARY, who, after becoming aware of its entire content, declares acceptance thereof as an integral and inseparable part of this Agreement, for all legal purposes and effects; II - utilize the total credit within a period of up to 6 (six) months from the date of signature of this contract, without prejudice to BNDES being able, before or after the end of these periods, under the guarantees established in this Contract, to extend said periods, by express authorization, by letter, regardless of any other formality or registration;

III - include a special clause in favor of BNDES in the insurance policies of the financed vessels and any other given as collateral, with the following wording: "It is understood and agreed that this policy cannot be cancelled by agreement or undergo changes that imply a reduction in the insured amount or any restriction in the coverage or guarantee now granted, including with respect to this Beneficiary Clause, without the prior express consent of BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, as fiduciary creditor, to which the due indemnity shall be paid, in cases of actual or constructive total loss of the vessel identified by HULL WS-103, subject of this Agreement. The Beneficiary of this insurance, in cases of claims that do not represent a total loss, is WILSON, SONS OFFSHORE S/A";

IV - observe, during the term of this Agreement, the provisions of the legislation applicable to persons with disabilities;

V - communicate to BNDES, on the date of the event, the name and CPF/MF of any person who, exercising a paid position or being among its owners, controllers, or directors, has been certified or taken office as Federal Deputy or Senator;

VI - in the event that a reduction in the BENEFICIARY's staff occurs during the term of this Agreement as a result of the project referred to in Clause One, offer a training program focused on job opportunities in the region and/or an outplacement program for workers in other companies, after submitting to BNDES, for review, a document specifying and attesting to the conclusion of negotiations conducted with the competent union representation of the workers involved in the dismissal process;

VII - adopt, during the term of this Agreement, measures and actions aimed at preventing or correcting damage to the environment, occupational health, and safety that may be caused by the project referred to in Clause One;

VIII - maintain its obligations with environmental agencies in good standing during the term of this Agreement.

CLAUSE ELEVEN – OBLIGATIONS OF THE CONTROLLING INTERVENING PARTY

The Controlling INTERVENING PARTY, WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., qualified in the preamble of this Agreement, hereby assumes the obligation to:

I - submit for BNDES's approval any proposals regarding matters concerning the encumbrance in any way, of shares owned by it, of issuance by the BENEFICIARY, the sale, acquisition, merger, consolidation, spin-off of assets, or any other act that results or may result in changes to the current configuration of the BENEFICIARY or in transfer of controlling interest in the BENEFICIARY, or in change of its status as controlling shareholder of the BENEFICIARY, under the terms of art. 116 of Law No. 6,404, of December 15, 1976;

II - not promote the inclusion in the shareholders' agreement, bylaws, or articles of association of the BENEFICIARY of a provision that results in:

a) restrictions on the BENEFICIARY's growth capacity or technological development;

b) restrictions on access of the BENEFICIARY to new markets; or

c) restrictions or prejudice to the ability to pay financial obligations arising from operations with BNDES;

III - not promote acts or measures that harm or alter the economic-financial balance of the BENEFICIARY;

IV - take all necessary measures to ensure the fulfillment of the purpose of this operation.

CLAUSE TWELVE – LIABILITY IN CORPORATE SUCCESSION

In the event of corporate succession, the eventual successors of the BENEFICIARY shall be jointly and severally liable for the obligations arising from this Agreement.

SOLE PARAGRAPH: The provision in the caput of this Clause shall not apply if there is prior consent from BNDES to the removal of joint liability in a partial spin-off.

CLAUSE THIRTEEN – RECIPROCAL POWER OF ATTORNEY

The BENEFICIARY and GUARANTOR, hereby and irrevocably and irreversibly, appoint each other mutually and reciprocally as attorneys-in-fact until the final resolution of the debt now assumed, with powers to receive summonses, notifications, and subpoenas, and with ad judicia powers for the general forum, which may be sub-delegated to a lawyer, all in relation to any judicial or extrajudicial proceedings brought against them by BNDES as a result of this Agreement, and may perform all acts necessary for the proper and faithful execution of this mandate.

CLAUSE FOURTEEN – GUARANTEE

WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., qualified in the preamble, accepts this Agreement as guarantor and principal payer, expressly waiving the benefits of articles 366, 827, and 838 of the Civil Code, and being jointly and severally liable, until final settlement of this Agreement, for the faithful and exact fulfillment of all obligations assumed, in this instrument, by the BENEFICIARY.

CLAUSE FIFTEEN – CONDITIONS FOR USE OF THE CREDIT

The use of the credit, in addition to compliance, where applicable, with the conditions set forth in articles 5 and 6 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" mentioned above, and those established in the "MONITORING RULES AND INSTRUCTIONS", referred to in article 2 of the same "PROVISIONS", is subject to meeting the following:

I - For the use of the first installment of the credit:

a) opening, by the BENEFICIARY, of a current account with BNDES;

b) proof of registration of the fiduciary ownership of the vessel, or, in the case provided for in item III of this Clause, proof of the registration request by presenting the protocol issued by the competent Port Authority;

II - For the use of each installment of the credit:

a) non-existence of any fact that, in BNDES's judgment, substantially alters the BENEFICIARY's economic-financial situation or that may compromise the execution of the project now financed, in a way that alters it or prevents its completion, under the terms provided in the project approved by BNDES;

b) the BENEFICIARY being up to date with all obligations towards the Merchant Marine Fund – FMM and the BNDES System;

c) presentation, by the BENEFICIARY, of a Negative Debt Certificate – CND or a Positive Debt Certificate with Negative Effects – CPD-EN, issued by the Federal Revenue Secretariat of Brazil, via the INTERNET, to be obtained by the BENEFICIARY at www.receita.fazenda.gov.br and verified by BNDES on the same;

d) presentation, by the BENEFICIARY, of an FGTS Regularity Certificate, issued by Caixa Econômica Federal;

III - For the use of each installment of the credit until proof by the BENEFICIARY of the provisions in item I, letter "b" of this Clause:

a) presentation of Surety Bond(s), with a validity period of at least 180 (one hundred and eighty) days, to be issued by financial institution(s) that, in BNDES's judgment, are in an economic-financial situation that gives them a degree of notorious solvency, according to the model established by BNDES, by which the guarantor(s) shall be liable for a portion of the debt in an amount previously defined by BNDES, based on the amount of the credit to be released. In the event that the proof of registration referred to in item I, letter "b" of this Clause is not completed by the 15th (fifteenth) business day prior to the maturity of the above-mentioned Surety Bond(s), the BENEFICIARY is obliged to replace it/them by the 10th (tenth) business day prior to said maturity, with another/others, of identical term and value at least equivalent to that previously guaranteed, previously defined by BNDES, based on the BENEFICIARY's outstanding balance, including the update provided for in Clause Six and/or the remuneration referred to in Clause Three, under penalty of BNDES being able to declare this Agreement early maturity, with the debt becoming due and any disbursements immediately suspended.

CLAUSE SIXTEEN – DEFAULT

In the event of default on the obligations assumed by the BENEFICIARY and the Intervening Party, the provisions of arts. 40 to 47-A of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Ten, item I, shall be observed.

CLAUSE SEVENTEEN – LAWSUIT FILING PENALTY

In the event of judicial collection of the debt arising from this Agreement, the BENEFICIARY shall pay a penalty of 10% (ten percent) on the principal and charges of the debt, in addition to extrajudicial and judicial expenses and attorney's fees, due from the date of filing of the judicial collection measure.

CLAUSE EIGHTEEN – EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees shall be released, and the provisions of art. 18, paragraph two, of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" referred to in Clause Ten, item I, shall apply to the remaining obligations.

CLAUSE NINETEEN – EARLY MATURITY

BNDES may declare this Agreement early maturity, with the debt becoming due and any disbursements immediately suspended, if, in addition to the cases provided for in articles 39 and 40 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Ten, item I, the following are proven by BNDES:

a) non-compliance with the obligation contained in item VI of Clause Ten;

b) the existence of a final and unappealable conviction due to the practice of acts by the BENEFICIARY that involve child labor, slave labor or crimes against the environment;

c) the inclusion in the shareholders' agreement, bylaws, or articles of association of the BENEFICIARY, or of the companies that control it, of a provision that results in restrictions or prejudice to the ability to pay the financial obligations arising from this operation;

d) non-compliance by the BENEFICIARY with any of the obligations assumed in Agreement No. 07.2.0417.1 referred to in the Preamble.

FIRST PARAGRAPH: This Agreement shall become early maturity, with the debt becoming due and any disbursements immediately suspended, in the event that the resources granted under this Agreement are applied for a purpose other than that provided for in Clause One. BNDES shall communicate the fact to the Federal Public Prosecutor's Office, for the purposes and effects of Law No. 7,492, of June 16, 1986.

SECOND PARAGRAPH: This Agreement shall also become early maturity, with the debt becoming due and any disbursements immediately suspended, on the date of certification as a Federal Deputy or Senator, of any person who holds a paid position in the BENEFICIARY, or is among its owners, controllers, or directors, persons falling under the prohibitions provided for by the Federal Constitution, article 54, items I and II. There shall be no default charges, provided that the payment of the debt occurs within 5 (five) business days from the date of certification, failing which the charges provided for in the cases of early maturity due to default shall apply.

THIRD PARAGRAPH: The declaration of early maturity based on the stipulation in letter "b" shall not occur if the imposed remedy is carried out or while the penalty imposed on the BENEFICIARY is being served, subject to due legal process.

CLAUSE TWENTY – AUTHORIZATION TO PROVIDE INFORMATION

The BENEFICIARY authorizes BNDES, irrevocably and irreversibly, to inform the Merchant Marine Fund of the occurrence of any default on an obligation arising from this Agreement.

CLAUSE TWENTY-ONE – MATURITY ON HOLIDAYS

Any maturity date for principal amortization and charges that falls on Saturdays, Sundays, or national, state, district, or municipal holidays, including bank holidays, shall, for all purposes and effects of this Agreement, be moved to the next following business day, with charges calculated up to that date, and the following regular period for determining and calculating charges for this Agreement also starting from that date.

SOLE PARAGRAPH: For the purposes of the caput of this Clause, unless expressly stated otherwise, the holidays of the place where the BENEFICIARY's headquarters are located, whose address is indicated in this Agreement, shall be considered.

CLAUSE TWENTY-TWO – MAIN TERMS AND CONDITIONS OF THE FINANCING AGREEMENT NO. 07.2.0417.1

Due to the sharing of the guarantee provided for in Clause Eight of this Agreement and, for the purposes of article 1,362 of the Civil Code, the parties reproduce the main terms and conditions of Agreement No. 07.2.0417.1, noting that, in the event of any discrepancy between what is stated in this Clause and what is stated in Agreement No. 07.2.0417.1, the provisions of the latter shall prevail:

I. PARTIES: BNDES and WILSON, SONS OFFSHORE S/A, in its capacity as assignee of SAVEIROS CAMUYRANO – SERVIÇOS MARÍTIMOS S.A.;

II. INTERVENING PARTY: WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.;

III. DATE: August 31, 2007;

IV. VALUE: BNDES granted the BENEFICIARY a credit in the amount of R$ 47,577,933.71 (forty-seven million, five hundred seventy-seven thousand, nine hundred thirty-three reais and seventy-one centavos), equivalent to US$ 23,533,627.00 (twenty-three million, five hundred thirty-three thousand, six hundred twenty-seven United States dollars), considering the selling rate of the US dollar exchange rate published by the Central Bank of Brazil for the base date of May 10, 2007, to be funded from the Merchant Marine Fund – FMM;

V. PURPOSE: The credit is intended for the acquisition, by the BENEFICIARY, of 01 (one) offshore support supply vessel ("WS-103") PSV 4500 type, to be built at the Wilson Sons Comércio Indústria e Agência de Navegação Ltda. Shipyard, intended for the provision of services to oil exploration and production companies, with the following basic characteristics: Hull "WS-103": a) gross tonnage: 4100 t; b) total length: 87.45 meters; c) molded breadth: 16.00 meters; d) molded depth: 7.50 meters; e) draft: 6.00 meters; f) construction material: Steel;

VI. AVAILABILITY: The credit is made available to the BENEFICIARY in installments, according to the needs for carrying out the project, respecting, in any case, the budgetary availability and the financial schedule of the Merchant Marine Fund – FMM;

VII. UPDATE OF THE CREDIT AMOUNT: The unused portion of the credit shall be updated, from the base date mentioned in the caput of Clause One of Agreement No. 07.2.0417.1, until the date of its use, by the rate of change in the US dollar exchange rate for sale, as published by the Central Bank of Brazil via transaction PTAX 800, option 5 – quotes for accounting, of the Central Bank Information System – SISBACEN;

VIII. UPDATE OF THE DEBT AMOUNT: The outstanding balance of the BENEFICIARY, including principal, compensatory and default interest, other expenses, fees, and other agreed charges, shall be updated daily by the variation index of the US dollar exchange rate, for sale, disclosed by the Central Bank of Brazil through transaction PTAX 800, option 5 – quotes for accounting, of the Central Bank Information System – SISBACEN;

IX. INTEREST: Interest shall be charged on the principal debt of the BENEFICIARY at the rate of: I - 3.14% (three point fourteen percent) per year; or II - 2.64% (two point sixty-four percent) per year in the case of compliance with the obligation mentioned in item X of Clause Twelve of Agreement No. 07.2.0417.1, being capitalized quarterly on the 10th (tenth) of February, May, August, and November of each year, in the period between April 10, 2009 and August 10, 2011, and due monthly from September 10, 2011, inclusive, together with the principal amortization installments and upon maturity or settlement of Agreement No. 07.2.0417.1, subject to the provisions of Clause Twenty-Third of Agreement No. 07.2.0417.1;

X. CREDIT RESERVATION CHARGE: The BENEFICIARY shall pay BNDES a Commitment Fee of 0.1% (one-tenth percent), billable for a period of 30 (thirty) days, or part thereof, and levied on: (i) the unused balance of each credit installment, from the day immediately following its availability until the date of use, when its payment shall become due; and (ii) the unused balance of the credit, from the day immediately following its availability until the date of cancellation carried out at the BENEFICIARY's request or on BNDES's own initiative, and whose payment shall become due on the date of the request, or of BNDES's decision, as the case may be;

XI. GRACE PERIOD: 28 (twenty-eight) months, starting on April 10, 2009 and ending on August 10, 2011;

XII. AMORTIZATION: in 192 (one hundred and ninety-two) monthly and successive installments, each one in the amount of the maturing principal of the debt, updated under the terms of Clause Six of Agreement No. 07.2.0417.1, divided by the number of amortization installments not yet due, with the first maturing on September 10, 2011, and the last on August 10, 2027, observed the provisions of Clause Twenty-Third of Agreement No. 07.2.0417.1, with the BENEFICIARY undertaking to settle, with the last installment, all obligations arising from Agreement No. 07.2.0417.1;

XIII. GUARANTEES: (i) shared fiduciary ownership of the vessel described in the Sole Paragraph of Clause One of Agreement No. 07.2.0417.1, with the basic characteristics and identification specified in that Clause; (ii) guarantee from WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.

CLAUSE TWENTY-THREE – AMENDMENT OF THE SOLE PARAGRAPH OF CLAUSE ONE OF CONTRACT No. 07.2.0417.1

The parties agree to amend the sole paragraph of Clause One of Agreement No. 07.2.0417.1, mentioned in Clauses Eight and Twenty-Two of this Agreement, which shall now read as follows:

"FIRST – NATURE, VALUE AND PURPOSE OF THE AGREEMENT:

(...)

SOLE PARAGRAPH: The credit now opened is intended for the acquisition, by the BENEFICIARY, of 1 (one) offshore support supply vessel ("WS-103") PSV 4500 type, to be built at the Wilson Sons Comércio Indústria e Agência de Navegação Ltda. Shipyard, intended for the provision of services to oil exploration and production companies, with the following basic characteristics: a) hull number: "WS-103"; b) gross tonnage: 4100 t; c) total length: 87.45 m; d) molded breadth: 16.00 m; e) molded depth: 7.50 m; f) draft: 6.00 m; and g) construction material: steel."

CLAUSE TWENTY-FOUR – RATIFICATION

All Clauses and Conditions of Financing Agreement No. 07.2.0417.1, mentioned in Clauses Eight and Twenty-Two, are hereby ratified by the contracting parties and the INTERVENING PARTY, to the extent they do not conflict with what is established herein, and this instrument does not constitute novation.

CLAUSE TWENTY-FIVE – VENUE

To resolve any doubts arising from this Agreement, the parties elect the forum of BNDES's headquarters or that of the City of Rio de Janeiro.

The BENEFICIARY, WILSON, SONS OFFSHORE S/A, presented the following Certificates:

a) Negative Certificate of Debts Related to Social Security Contributions and Third Parties No. 003442011-17060900, issued on 12/20/2011, by the Federal Revenue Secretariat of Brazil, valid until 06/17/2012;

b) Certificates from the 1st, 2nd, 3rd, and 4th Offices of Distribution Records, showing distributions in the 1st and 3rd, but nothing in the 2nd and 4th;

c) Certificates from the 1st and 2nd Offices of Records of Interdictions and Guardianships, showing nothing;

d) FGTS Regularity Certificate – CRF No. 2012052622100278759400, issued on 06/08/2012, showing regular status;

e) Joint Negative Certificate of Debts Related to Federal Taxes and Active Debt of the Union, issued by the Ministry of Finance – Attorney General's Office of the National Treasury, Federal Revenue Secretariat of Brazil, issued on 05/08/2012, certifying that there are no pending issues in its name;

f) Certificate of Distribution of Civil and Criminal Actions, Tax Executions, and Special Courts, issued by the Federal Court, No. 2012.00585352, issued on 05/24/2012, showing nothing in the Federal Court of First Instance in Rio de Janeiro;

g) Record of non-existence of asset unavailability in the name of the FINANCED PARTY, under consultation No. 0045812061125482, on 06/11/2012;

h) Certificate No. 00530/2012, issued by the Maritime Court, on 06/17/2012, referring to hull "WS-102", showing Fiduciary Alienation/Reservation of Title in favor of BNDES;

i) Certificate of Encumbrance No. 00529/2012, issued by the Maritime Court, on 05/17/2012, referring to hull "WS-103", showing Fiduciary Alienation/Reservation of Title in favor of BNDES.

The INTERVENING PARTY, WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., presented Negative Certificate of Debts Related to Social Security Contributions and Third Parties No. 000982012-17060691, issued on 06/08/2012, by the Federal Revenue Secretariat of Brazil, valid until 12/05/2012.

The Contracting Parties declared acceptance of the Certificates presented and waived any others, exempting the Notary's Office and Clerk from civil and criminal liability. The pages of this Instrument are initialed by Amabele Seabra Moreira, lawyer for BNDES. The Contracting Parties authorized the Official of the Registry of Maritime Contracts to proceed with all registrations and annotations necessary for regularization. Drawn up under draft. Thus stated and requested deed in my notes, read aloud before contracting parties who accepted as drafted, waiving instrumental witnesses pursuant to art. 240 of CNCGJ. Notarial fees detailed. Drawn up, read, and signed by Eliana Murce Pereira, Substitute Notary, and Aloir Melchiades de Souza, Public Notary.

CREDITOR:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES

/s/ Roberto Zurli Machado

ROBERTO ZURLI MACHADO

/s/ João Carlos Ferraz

JOÃO CARLOS FERRAZ

BENEFICIARY:

WILSON, SONS OFFSHORE S.A.

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

INTERVENING PARTY:

WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Felipe Gutterres Ramella

FELIPE GUTTERRES RAMELLA

CERTIFIED today, June 18, 2012. (Fees collected and signed by me, Eliana Murce Pereira, Substitute Notary). [STAMP] [SEAL]

AMENDMENT No. 03 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0416.1; AMENDMENT No. 03 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0417.1 AND AMENDMENT No. 03 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0418.1, ALL DATED 31 AUGUST 2007, ENTERED INTO BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND SAVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS LTDA. (WHOSE DEBTS WERE ASSUMED BY WILSON, SONS OFF SHORE S/A); AND AMENDMENT NO. 01 TO THE CREDIT FACILITY AGREEMENT NO. 12.2.0433.1 AND AMENDMENT NO. 01 TO THE CREDIT FACILITY AGREEMENT NO. 12.2.0434.1, BOTH DATED 12 JUNE 2012, ENTERED INTO BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND WILSON, SONS OFFSHORE S/A, WITH THE INTERVENTION OF A THIRD PARTY, AS SET OUT BELOW:

The BRAZILIAN DEVELOPMENT BANK - BNDES, herein referred to simply as BNDES, a federal public company, headquartered in Brasilia, Federal District, and services in this City, at Avenida República do Chile 100, enrolled with the CNPJ under No. 33,657,248/0001-89, by their undersigned representatives;

WILSON, SONS OFFSHORE S/A, hereinafter referred to as BENEFICIARY, a publicly-held corporation, headquartered at Avenida Rio Branco, 25, 6th floor, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 08.376.900/001-40, by its undersigned representatives; and

Also appearing as INTERVENING PARTY, WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA, headquartered at Avenida Rio Branco, No. 25, 5th floor, Centro, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 33.130.691/0001-05, by its undersigned representatives;

have, between themselves, justly and agreed:

I - amend (i) the Credit Facility Agreement No. 07.2.0416.1 and its amendments 1 and 2, hereinafter referred to simply as AGREEMENT 1; (ii) the Credit Facility Agreement No. 07.2.0417.1, and its amendments 1 and 2, hereinafter referred to simply as AGREEMENT 2; (iii) the Credit Facility Agreement No. 07.2.0418.1, and its amendments 1 and 2, hereinafter referred to simply as AGREEMENT 3, all entered into on August 31, 2007, originally between BNDES and SAVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS Ltda., whose debts were assumed by WILSON, SONS OFF SHORE S/A, now BENEFICIARY; and

II – amend (iv) the Credit Facility Agreement No. 12.2.0433.1, hereinafter referred to simply as AGREEMENT 4; and (v) the Credit Facility Agreement No. 12.2.0434.1, hereinafter referred to simply as AGREEMENT 5, both entered into on June 12, 2012, between BNDES and the beneficiary;

CONTRACTS 1, 2, 3, 4 and 5 are jointly referred to as CONTRACTS, of which this instrument becomes an integral part, for all purposes and effects of Law, by means of the following clauses:

ONE

TEMPORARY SUSPENSION OF PAYMENTS

In light of the agreement now entered into, BNDES and the BENEFICIARY agree to suspend the payment of the principal installments and interest on the credits and sub-credits of the AGREEMENTS for 6 (six) months, in the period between May 10, 2020 and October 10, 2020, without changing the final term of the amortization period and without changing the interest rate, as provided, respectively, in the clauses relating to the amortization and interest of said credits and sub-credits of the AGREEMENTS, subject to the grace period limits for interest and principal established in Resolutions No. 3,262, of February 3, 2005, and No. 3,828, of December 18, 2009, of the National Monetary Council, or other CMN Resolutions regarding the application of resources from this Fund, in the case of operations with resources from the Merchant Marine Fund.

PARAGRAPH ONE

The amount that was not paid during the suspension period regarding the principal installments and interest, referred to in the head provision of this Clause, shall be capitalized at each financial maturity event covered by the temporary suspension of payments provided for in the head provision of this Clause, being added to the outstanding balance of the respective credits and sub-credit, and shall become due under the terms of the Amortization Clause of the AGREEMENTS, whose installments shall be recalculated under the terms of the AGREEMENTS.

PARAGRAPH TWO

During the period of temporary suspension of payments provided for in this instrument, except as provided in Clause Seven (Resolutive Condition), the BENEFICIARY shall not be considered financially in default before BNDES regarding the non-payment of the amounts referred to in the head provision of this Clause, and default charges shall not be due.

TWO

SPECIAL OBLIGATIONS OF THE BENEFICIARY

In addition to the obligations provided for in the AGREEMENT, the BENEFICIARY is obliged to:

I - present the minutes of the BENEFICIARY's competent deliberative body and of the INTERVENING GUARANTOR, in due legal form, in which this contractual amendment was approved, in all its terms and conditions, within up to 90 (ninety) days from the formalization of this Amendment, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication;

II - return to BNDES, which may occur electronically, this contractual instrument signed by the legal representatives of the BENEFICIARY and the INTERVENING GUARANTOR, in all legal formalities relating to the signing of the Amendment, within 60 (sixty) days from the date of formalization, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication;

III - limit to the minimum provided for in corporate legislation the distribution to shareholders/quota holders, as dividends and interest on equity for the fiscal year 2020, as established in Clause One (Temporary Suspension of Payments);

IV - prove to BNDES the annotation of this Amendment on the margin of the constitutive registration of the real guarantee with the Maritime Court by the end of the payment suspension period referred to in Clause One (Temporary Suspension of Payments), under the terms of Clause Nine (Registration) of this instrument, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication.

PARAGRAPH ONE

In the case provided for in item II, BNDES must send an electronic communication to the BENEFICIARY regarding the fulfillment of this condition.

PARAGRAPH TWO

The limitation on the distribution of dividends referred to in item III of this Clause shall occur during the fiscal year immediately following that in which the payment suspension established in Clause One (Temporary Suspension of Payments) occurs, with the distribution of retained profits being possible in subsequent fiscal years.

THREE

OBLIGATIONS OF THE INTERVENING GUARANTOR

In addition to the obligations provided for in the AGREEMENT, the INTERVENING GUARANTOR is obliged to present to BNDES the minutes of its competent deliberative body, in due legal form, in which this contractual amendment was approved, in all its terms and conditions, within up to 90 (ninety) days from the formalization of this Amendment, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication.

FOUR

DECLARATIONS OF THE BENEFICIARY

The BENEFICIARY, hereby, declares and warrants to BNDES that:

a) it has full power, authority and capacity to enter into this Amendment and fulfill the obligations assumed herein, having taken all necessary corporate measures to authorize its execution;

b) there is no administrative or judicial conviction decision against itself and its administrators already qualified, capable of producing effects, that results in a prohibition from contracting with official financial institutions or with the Public Administration, or from receiving incentives, subsidies, grants, donations or loans from public bodies or entities and public financial institutions or those controlled by the government, due to the practice of illegal acts defined by law.

SOLE PARAGRAPH.

The BENEFICIARY is aware that the falsity of the declarations made in the head provision of this Clause may result in the application of the applicable legal sanctions, of a civil and criminal nature.

FIVE

DECLARATIONS OF THE INTERVENING GUARANTOR

The INTERVENING GUARANTOR, hereby, declares and warrants to BNDES that it has full power, authority and capacity to intervene in this Amendment and fulfill the obligations assumed herein, having taken all necessary measures to authorize such intervention.

SOLE PARAGRAPH.

The INTERVENING GUARANTOR is aware that the falsity of the declaration made in the head provision of this Clause may result in the application of the applicable legal sanctions, of a civil and criminal nature.

SIX

EFFECTIVENESS OF THE AMENDMENT

The effects of this amendment shall retroact to the initial term established for the suspension of payments provided for in Clause One (Temporary Suspension of Payments).

SEVEN

RESOLUTIVE CONDITION

This Amendment shall be considered automatically resolved, in which case BNDES shall communicate the occurrence of the resolutive condition to the BENEFICIARY, in the cases where any of the obligations set forth in items I and/or II of Clause Two (Special Obligations of the Beneficiary) and/or Clause. Third (Obligations of the Intervening Guarantor).

SOLE PARAGRAPH.

If this Amendment is resolved, under the terms of the head provision, the temporary suspension of payment referred to in Clause One (Temporary Suspension of Payment) shall have no effect, consequently the clauses and conditions provided for in the AGREEMENTS shall remain valid and effective as originally entered into and eventually amended up to that point, and the BENEFICIARY shall be financially in default with BNDES from the failure to observe the deadlines provided therein and subject to the provisions of arts. 41 to 46 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS".

EIGHT

RATIFICATION

All clauses and conditions of the AGREEMENTS are hereby ratified by the contracting parties and the INTERVENING GUARANTOR, to the extent they do not conflict with what is established in this Amendment, with the guarantees agreed upon in said Agreements remaining in force, and this instrument does not constitute novation.

NINE

RECORD

The BENEFICIARY is obliged to proceed with the annotation of this Amendment on the margin of the registrations mentioned in item IV of Clause Two (Special Obligations of the Beneficiary), and BNDES reserves the right to declare the AGREEMENTS early maturity, if such annotations are not proven to it within the deadline indicated in the same provision, without prejudice to BNDES, under the protection of the established guarantees, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, by letter, independently of any other formality or registration.

The parties consider, for all purposes, the date mentioned below as the date of legal formalization of this Amendment.

Rio de Janeiro, June 22, 2020.

By BNDES:

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

/s/ Haroldo Fialho Prates

HAROLDO FIALHO PRATES

BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES

For the BENEFICIARY:

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

WILSON, SONS OFFSHORE S/A

GUARANTOR INTERVENOR:

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Fernando Fleury Salek

FERNANDO FLEURY SALEK

WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.

WITNESSES:

[SIGNATURE]

[SIGNATURE]

AMENDMENT No. 04 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0416.1; AMENDMENT No. 04 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0417.1 AND AMENDMENT No. 04 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0418.1, ALL DATED 31 AUGUST 2007, ENTERED INTO BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND SAVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS LTDA. (WHOSE DEBTS WERE ASSUMED BY WILSON, SONS OFF SHORE S/A); AND AMENDMENT NO. 02 TO THE CREDIT FACILITY AGREEMENT NO. 12.2.0433.1 AND AMENDMENT NO. 02 TO THE CREDIT FACILITY AGREEMENT NO. 12.2.0434.1, BOTH DATED 12 JUNE 2012, ENTERED INTO BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND WILSON, SONS OFFSHORE S/A, WITH THE INTERVENTION OF A THIRD PARTY, AS SET OUT BELOW:

The BRAZILIAN DEVELOPMENT BANK – BNDES, herein referred to simply as BNDES, a federal public company, headquartered in Brasília, Federal District, and services in this City, at Avenida República do Chile, 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives;

and WILSON, SONS OFFSHORE S.A., hereinafter referred to as BENEFICIARY, a publicly-held corporation, headquartered at Rua da Quitanda, 86 – 5th floor, room 501, Centro, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 08.376.900/0001-40, by its undersigned representatives; and

Also appearing as INTERVENING PARTY, WILSON SONS HOLDINGS BRASIL S.A. (new corporate name of WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.), headquartered at Rua da Quitanda, 86 – 5th floor, room 501, Centro, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 33.130.691/0001-05, by its undersigned representatives;

have, between themselves, justly and agreed:

I – to amend (i) the Credit Facility Agreement No. 07.2.0416.1 and its amendments 1, 2 and 3; (ii) the Credit Facility Agreement No. 07.2.0417.1, and its amendments 1, 2 and 3; (iii) the Credit Facility Agreement No. 07.2.0418.1, and its amendments 1, 2 and 3, all entered into on August 31, 2007, originally between BNDES and SAVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS LTDA., whose debts were assumed by WILSON, SONS OFF SHORE S/A, now the BENEFICIARY; and

II – to amend (iv) the Credit Facility Agreement No. 12.2.0433.1 and its amendment 1; and (v) the Credit Facility Agreement No. 12.2.0434.1 and its amendment 1, both entered into on June 12, 2012, between BNDES and the BENEFICIARY;

jointly referred to as AGREEMENTS, of which this instrument becomes an integral part, for all legal purposes and effects, under the following clauses:

CLAUSE ONE – TEMPORARY SUSPENSION OF PAYMENTS

In light of the agreement now entered into, BNDES and the BENEFICIARY agree to suspend the payment of the principal installments and interest on the Sub-credits of the AGREEMENTS for 05 (five) months, in the period between January 10, 2021 and May 10, 2021, without changing the final term of the amortization period and without changing the interest rate, as provided, respectively, in the clauses relating to the amortization and interest of said Sub-credits of the AGREEMENTS, subject to the grace period limits for interest and principal established in Resolutions No. 3,262, of February 3, 2005, and No. 3,828, of December 18, 2009, of the National Monetary Council, or other CMN Resolutions regarding the application of resources from this Fund, in the case of operations with resources from the Merchant Marine Fund.

PARAGRAPH ONE – The amount that was not paid during the suspension period regarding the principal installments and interest, referred to in the head provision of this Clause, shall be capitalized at each financial maturity event covered by the temporary suspension of payments provided for in the head provision of this Clause, being added to the outstanding balance of the respective Sub-credits, and shall become due under the terms of the Amortization Clause of the AGREEMENTS, whose installments shall be recalculated under the terms of the AGREEMENTS.

PARAGRAPH TWO – During the period of temporary suspension of payments provided for in this instrument, except as provided in Clause Seven (Resolutive Condition), the BENEFICIARY shall not be considered financially in default before BNDES regarding the non-payment of the amounts referred to in the head provision of this Clause, and default charges shall not be due.

CLAUSE TWO – SPECIAL OBLIGATIONS OF THE BENEFICIARY

In addition to the obligations provided for in the AGREEMENTS, the BENEFICIARY is obliged to:

I – present the minutes of the BENEFICIARY's competent deliberative body and of the INTERVENING PARTY, in due legal form, in which this contractual amendment was approved, in all its terms and conditions, within up to 90 (ninety) days from the formalization of this Amendment, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication;

II – return to BNDES, which may occur electronically, this contractual instrument signed by the legal representatives of the BENEFICIARY and the INTERVENING PARTY, in all legal formalities relating to the signing of the Amendment, within 60 (sixty) days from the date of formalization, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication;

III – not to distribute to shareholders dividends and interest on equity referring to the financial year of 2021 above the mandatory minimum, under the terms of corporate law;

IV – not to reduce its share capital during the 2021 fiscal year;

V – not to make loan payments to other companies within its Economic Group during the 2021 fiscal year;

VI – maintain its annual financial statements audited by an independent external auditor duly registered with the Securities and Exchange Commission;

VII – prove to BNDES the registration of this Amendment in the margin of the constitutive registration of the security interest in the Maritime Court, within ninety (90) days from the formalization of this Amendment, pursuant to Clause Nine (Registration) of this instrument, without prejudice to BNDES being able, under the guarantees constituted, to extend said term or grant an additional term, by express communication.

PARAGRAPH ONE – In the case provided for in item II, BNDES must send an electronic communication to the BENEFICIARY regarding the fulfillment of this condition.

PARAGRAPH TWO – The limitation on the distribution of dividends referred to in item III of this Clause shall apply from the formalization of this Amendment and shall extend during the fiscal years immediately following those in which there are installments suspended under the terms of Clause One (Temporary Suspension of Payments), and it shall be possible, in subsequent fiscal years, to distribute the profits that were retained due to said limitation.

PARAGRAPH THREE – The restrictions dealt with in items III to V may be waived, under the terms of specific regulations to be issued by BNDES.

CLAUSE THREE – OBLIGATIONS OF THE GUARANTOR INTERVENOR

In addition to the obligations provided for in the AGREEMENTS, the INTERVENING guarantee provider is obliged to present to BNDES the minutes of its competent deliberative body(ies), in due legal form, in which this contractual amendment was approved, in all its terms and conditions, within up to 90 (ninety) days from the formalization of this Amendment, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication.

CLAUSE FOUR – DECLARATIONS OF THE BENEFICIARY

The BENEFICIARY, hereby, declares and warrants to BNDES that:

a) it has full power, authority and capacity to enter into this Amendment and fulfill the obligations assumed herein, having taken all necessary corporate measures to authorize its execution; and

b) there is no administrative or judicial conviction decision against itself and its administrators already qualified, capable of producing effects, that results in a prohibition from contracting with official financial institutions or with the Public Administration, or from receiving incentives, subsidies, grants, donations or loans from public bodies or entities and public financial institutions or those controlled by the government, due to the practice of illegal acts defined by law.

SOLE PARAGRAPH – The BENEFICIARY is aware that the falsity of the declarations made in the head provision of this Clause may result in the application of the applicable legal sanctions, of a civil and criminal nature.

CLAUSE FIVE – STATEMENTS OF THE INTERVENOR

The INTERVENING PARTY, hereby, declares and warrants to BNDES that it has full power, authority and capacity to intervene in this Amendment and fulfill the obligations assumed herein, having taken all necessary measures to authorize such intervention.

SOLE PARAGRAPH – The INTERVENING PARTY is aware that the falsity of the declaration made in the head provision of this Clause may result in the application of the applicable legal sanctions, of a civil and criminal nature.

CLAUSE SIX – EFFECTIVENESS OF THE AMENDMENT

The effects of this amendment shall retroact to the initial term established for the suspension of payments provided for in Clause One (Temporary Suspension of Payments).

CLAUSE SEVEN – RESOLUTIVE CONDITION

This Amendment shall be considered automatically resolved, in which case BNDES shall communicate the occurrence of the resolutive condition to the BENEFICIARY, in the cases where any of the obligations set forth in items I and/or II of Clause Two (Special Obligations of the BENEFICIARY) and/or in Clause Three (Obligations of the Intervening Guarantor Provider) are not fulfilled.

SOLE PARAGRAPH – If this Amendment is resolved, under the terms of the head provision, the temporary suspension of payment referred to in Clause One (Temporary Suspension of Payment) shall have no effect, consequently the clauses and conditions provided for in the AGREEMENTS shall remain valid and effective as originally entered into and eventually amended up to that point, and the BENEFICIARY shall be financially in default with BNDES from the failure to observe the deadlines provided therein and subject to the provisions of arts. 41 to 46 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS".

CLAUSE EIGHT – RATIFICATION

All clauses and conditions of the AGREEMENTS are hereby ratified by the contracting parties and the INTERVENING PARTY, to the extent they do not conflict with what is established in this Amendment, with the guarantees agreed upon in said AGREEMENTS remaining in force, and this instrument does not constitute novation.

CLAUSE NINE – RECORD

The BENEFICIARY is obliged to proceed with the annotation of this Amendment on the margin of the registration made with the Maritime Court, and BNDES reserves the right to declare the AGREEMENTS early maturity, if such annotations are not proven to it within the deadline provided for in item VII of Clause Two (Special Obligations of the Beneficiary), without prejudice to BNDES, under the protection of the established guarantees, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, by letter, independently of any other formality or registration.

The parties consider, for all purposes, the date mentioned below as the date of legal formalization of this Amendment.

Rio de Janeiro, May 7, 2021.

By BNDES:

/s/ Haroldo Fialho Prates

HAROLDO FIALHO PRATES

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

BRAZILIAN NATIONAL DEVELOPMENT BANK – BNDES

By BENEFICIARY:

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

WILSON, SONS OFFSHORE S.A.

INTERVENING PARTY:

/s/ Fabricia Gomes de Souza

FABRICIA GOMES DE SOUZA

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

WILSON SONS HOLDINGS BRASIL S.A.

WITNESSES:

[SIGNATURE]

[SIGNATURE]

AMENDMENT NO. 3 TO CREDIT FACILITY AGREEMENT NO. 12.2.0434.1, ENTERED INTO BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES AND WILSON, SONS OFFSHORE S.A., WITH THE INTERVENIENCE OF A THIRD PARTY, AS FOLLOWS:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, in its capacity as Financial Agent of the Fundo da Marinha Mercante – FMM herein referred to simply as BNDES, a federal public company, headquartered in Brasilia, Federal District, and services in this City, at Avenida República do Chile 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives; and

WILSON, SONS OFFSHORE S.A., hereinafter referred to as the BENEFICIARY, a corporation headquartered at Rua da Quitanda, 86, 6º andar, Centro – Rio de Janeiro, enrolled with the CNPJ under No. 08.376.900/0001-40, by its undersigned representatives; and

also appearing as INTERVENING PARTY, WILSON SONS S.A. (new corporate name of WILSON SONS HOLDINGS BRASIL S.A.) headquartered at Praia de Botafogo, 186, 4º andar, sala 301, Botafogo, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 33.130.691/0001-05, by its undersigned representatives;

hereby agree to amend the Credit Facility Agreement No. 12.2.0434.1, entered into on June 12, 2012, amended by Amendments No. 1 and 2, hereinafter referred to simply as the AGREEMENT, of which this instrument becomes an integral part, for all purposes and effects of Law, by means of the following clauses:

ONE

AMENDMENT PURPOSE

This AMENDMENT has as purpose:

I. change the current fiduciary guarantee provider, the Intervening Party Wilson Sons S.A., to Tidewater Inc., through the constitution of a personal guarantee to be provided upon presentation of a Letter of Guarantee by a foreign person;

II. exonerate the Intervening Party Wilson Sons S.A. from the obligations assumed in the Agreement;

III. as a result of item I: amend the interest rate of the Agreement, with the amendment of Clause Three (Interest);

IV. as a result of item I above: amend Clause Fourteen (Guarantee), which will become effective with the wording proposed under the terms of Clause Three below; and

V. as a result of item II above: revoke Clause Eleven (Obligations of the Controlling Intervening Party) and amend Clause Nineteen (Early Maturity), which shall become effective with the wording proposed pursuant to Clause Three below.

TWO

EXONERATION OF THE INTERVENING PARTY

By this AMENDMENT No. 3, the INTERVENING PARTY WILSON SONS S.A., in the qualified preamble, is exonerated from all obligations assumed in the AGREEMENT, and any residual mention to the INTERVENING PARTY in the AGREEMENT must be disregarded from the date of execution of this AMENDMENT.

THREE

AMENDMENT OF CONTRACTUAL CLAUSES

The parties decide to amend the Preamble of the AGREEMENT to exclude WILSON SONS S.A. from the list of INTERVENING PARTY, modify and consolidate Clauses Three (Interest), Fourteen (Guarantee) and Nineteen (Early Maturity) and revoke Clause Eleven (Obligation of the Controlling Intervening Party), which shall become effective with the following wording:

“THREE

INTERESTS

Interest at a rate of 3.21% (three and twenty-one hundredths percent) per annum shall accrue on the principal amount of the BENEFICIARY's debt.

SOLE PARAGRAPH

Interest will be calculated day by day on the outstanding balance, updated under the terms of Clause Six, payable monthly, as of July 10 (ten), 2012 inclusive, together with the amortization installments of the principal, and on the maturity or settlement of the Agreement, subject to the provisions of Clause Twenty-One.

(...)

ELEVEN

OBLIGATION OF THE CONTROLLING INTERVENING

PARTY

(revoked)

(...)

FOURTEEN

PERSONAL GUARANTEE

Personal guarantee of this Agreement will be provided by Tidewater Inc. (a company incorporated under the laws of the State of Delaware, United States of America.), as joint and several debtor and principal payer, by issuing a personal guarantee instrument drawn up in terms satisfactory to BNDES, duly formalized in accordance with the applicable laws, expressly waiving the benefits of articles 366, 827 and 838 of the Brazilian Civil Code, or, if the guarantee is governed by foreign law, to equivalent benefits that may exist in the legislation applicable to the guarantee, and with provision for the need for prior consent of Tidewater Inc., to change the term or increase in the value of the guarantee, which must be responsible, until the final settlement of this Agreement, for the faithful and exact fulfillment of all obligations assumed, in this instrument, by the BENEFICIARY.

(...)

NINETEEN

EARLY MATURITY

BNDES may declare the early maturity of this Instrument, with the enforceability of the debt and immediate suspension of any disbursement, if, in addition to the cases provided for in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause Ten, item I, are proven by BNDES:

a) non-compliance with the obligation contained in item VI of Clause Ten;

b) the existence of a final and unappealable condemnatory sentence due to the practice of acts, by the BENEFICIARY, that result in irregular, illegal or criminal exploitation of child labor, practice related to work in conditions analogous to slavery or crime against the environment;

c) the inclusion, in a corporate agreement, bylaws or articles of association of the BENEFICIARY, or of the companies that control it, of a provision by which a special quorum is required for deliberation or approval of matters that limit or restrict the control of any of these companies by the respective controllers, or, also, the inclusion in those documents, of a provision that implies: i) restrictions on the BENEFICIARY's growth capacity or its technological development; ii) restrictions on the BENEFICIARY's access to new markets; or iii) restrictions or damage to the ability to pay the financial obligations arising from this operation;

d) non-compliance, by the BENEFICIARY, with any of the obligations assumed in Agreement No. 07.2.0417.1 referred to in the Preamble;

e) the inclusion of the BENEFICIARY in the Register of Employers who have kept workers in slave-like conditions, established by Interministerial Ordinance MTPs/MMIRDH No. 4/2016, or another that may replace it;

f) the practice by the BENEFICIARY (i) of the conduct of offering, promising, giving, authorizing, requesting or accepting, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Instrument, as well as (ii) of harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market, the public administration, national or foreign, or the Democratic State of Law, of “laundering” or concealment of assets, rights and values, terrorism or terrorist financing, provided for in applicable national and/or foreign legislation; and

g) the request for judicial, extrajudicial recovery, self-bankruptcy, as well as the decree of bankruptcy or liquidation of the BENEFICIARY.

PARAGRAPH ONE

This Agreement shall fall mature early, with the enforceability of the debt and immediate suspension of any disbursement, in the event of application of resources provided by this Agreement in purpose other than provided for in Clause One. BNDES will communicate the fact to the Federal Prosecution Service, for the purposes and effects of Law No. 7.492, of 06.16.86.

PARAGRAPH TWO

This Agreement shall also fall mature early, with the liability of the debt and immediate suspension of any disbursement, at the date of diplomation as Federal Deputy or Senator, a person remunerated by the BENEFICIARY, or are among their owners, controlling companies or directors, people in the prohibitions provided by the Federal Constitution, Clause 54, items I and II. There will be no charges due to default provided that the payment occurs within 5 (five) business days from the date of diplomation, under penalty of not doing so, occurring charges provided for cases of early maturity due to default.

PARAGRAPH THREE

The declaration of early maturity based on the provisions of letters “b” and “e” of the caput will not occur if the reparation imposed is made or while the penalty imposed on the beneficiary is being fulfilled, observing the due legal process, or, also, based on the letter “e” of the caput, if the BENEFICIARY is excluded from the Register of Employers who have kept workers in conditions analogous to slavery, established by MTPs/MMIRDH Interministerial Ordinance No. 4/2016, or another subsequent one that may replace it.”

FOUR

EFFECTIVENESS OF AMENDMENT No. 12.2.0434.1

The effectiveness of this Amendment depends on the fulfillment, by the BENEFICIARY, within 180 (one hundred and eighty) days, counted from this date, of the conditions listed below, and BNDES must manifest itself, as soon as possible, on the performance of these, after examining the documents presented:

I - presentation of a letter of guarantee, to be issued by Tidewater Inc. according to the model provided by BNDES, duly formalized according to the applicable legislation, referring to the personal guarantee referred to in Clause Fourteen of the AGREEMENT, by which Tidewater Inc. expresses its agreement, as well as ratifies all other terms and conditions contained in the personal guarantee, pursuant to Clause Fourteen of the AGREEMENT;

II - presentation of an opinion, in satisfactory terms at the discretion of BNDES, drawn up in English or Spanish when the official language of the country is not Portuguese, by a law firm or lawyer qualified in the law of the guarantor's country, by which the legality of the letter of guarantee is attested, and said opinion must contain at least the following statements by the undersigned lawyer, to be adjusted, on a case-by-case basis, according to the applicable legislation:

a) that it examined the legislation of the guarantor's country, its respective articles of association or equivalent document and other internal regulatory acts, as well as any other documents whose analysis is necessary to issue its opinion;

b) that the guarantor is legally constituted, as well as a party capable and legitimate to provide a letter of guarantee, having observed the legal and regulatory rules for assuming the obligations established in the instrument;

c) that the guarantor, by its legal representatives, and based on the approval of its deliberative bodies, has the power to sign and comply with the terms and conditions established in the letter of guarantee;

d) that the legal representatives of the guarantor that sign the letter of guarantee have powers to link and bind the guarantor to the terms and conditions thereof;

e) that the execution of the letter of guarantee does not violate (a) the guarantor's articles of constitution, its bylaws or equivalent document, nor (b) the constitutional rules, treaties, laws, normative and regulatory acts applicable to the guarantor or any determination of a governmental body imposed on the guarantor;

f) that the letter of guarantee was duly signed in accordance with the formalities determined by the legislation of the guarantor's country, and that it constitutes a valid, effective and enforceable instrument, obliging the guarantor in accordance with its terms and conditions;

(g) that all necessary actions have been taken and all required registrations or authorizations obtained from government agencies, departments, bodies, or authorities of the guarantor's country, aimed at ensuring the execution, validity, and enforceability of the letter of guarantee by the guarantor; and

h) if a power of attorney has been granted in the letter of guarantee, ratification of the power of attorney granted by the guarantor for its representation in Brazil, under the terms of the letter of guarantee, has been authorized by all necessary corporate acts, being valid, effective and enforceable under the laws of the guarantor's country, and that any notification received by the appointed attorney-in-fact will be considered valid by the courts of the guarantor's country.

III - maintenance of the Real Guarantee Index (IGR) of 130% of the outstanding balance or presentation of a bank guarantee letter, by a financial institution that, at the discretion of BNDES, is in an economic and financial situation that gives it a notorious degree of solvency, with a term of 3 months, in an amount sufficient for the IGR to reach the level of 130%.

SOLE PARAGRAPH

Upon the BENEFICIARY’s request, BNDES may extend the term fixed in the “caput” of this Clause upon simple letter communication.

FIVE

TERMINATION OF AMENDMENT No. 12.2.0434.1

Should the BENEFICIARY fail to fulfill the obligations incumbent upon it as set forth in Clause Four, this Amendment shall be deemed terminated by operation of law, in which event BNDES shall notify the BENEFICIARY of such termination.

SIX

AUTHORIZATION

The BENEFICIARY undertakes to pay, within 30 (thirty) days from the date of receipt of written notice sent by BNDES, all costs (including tax charges) and fees incurred with the services provided by the foreign law firm hired by BNDES to provide advice in relation to the guarantor's statement in relation to the personal guarantee referred to in Clause Fourteen of the AGREEMENT, as Expenses to Reimburse, including, without limitation, the amounts related to the services actually provided, taxes, and any other expenses, according to the Reimbursement Letter signed by the BENEFICIARY.

SEVEN

RATIFICATION

All clauses and conditions of the AGREEMENT are hereby ratified by the Parties, as amended by the previous amendments, which have not been changed, deleted or that do not conflict with what is established in this amendment, regardless of the present in novation.

EIGHT

REGISTRATION

The BENEFICIARY undertakes to register this Amendment in the margin of the registration of the collateral in the Maritime Court, reserving to BNDES the right to consider the AGREEMENT expired in advance, if such registrations are not proven to it within 45 (forty-five) days, without prejudice to the power of BNDES, under the guarantees constituted, to extend said period, before its final term, or to grant an additional period, after said term, by express authorization, by epistolary means, regardless of other formality or registration.

The parties sign, by means of a digital certificate issued in the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, paragraph 1 of Provisional Measure No. 2.200-2/2001, and/or on the gov.br platform with silver or gold identity, in accordance with articles 4 and 6 of Decree No. 10.543/2020, and consider, for all purposes, the date at the end as that of the legal formalization of this Instrument.

In witness whereof, the parties sign this instrument, together with the witnesses below, who also sign by means of a digital certificate issued in the ICP-Brasil standard and/or on the gov.br platform with silver or gold identity.

Rio de Janeiro, 15 July, 2026.

For BNDES:

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

/s/ Fabio Roberto Scherma

FABIO ROBERTO SCHERMA

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

For the BENEFICIARY:

/s/ José Roberto Peixoto Rodrigues

JOSÉ ROBERTO PEIXOTO RODRIGUES

/s/ Fernando de Castro Villela

FERNANDO DE CASTRO VILLELA

WILSON, SONS OFFSHORE S.A.

By the INTERVENING PARTY:

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

/s/ Michael Robert Connell

MICHAEL ROBERT CONNELL

WILSON SONS S.A.

WITNESSES:

[signature]

[signature]